UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
July 17, 2026
Date of Report (Date of earliest event reported)
UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
900 S. Capital of Texas Highway, Las Cimas IV, Suite 300
Austin, Texas 78746
(Address of principal executive offices, including zip code)
(512) 960-1010
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market
Preferred Stock Purchase Rights	-	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 17, 2026, the board of directors (the “Board”) of Upland Software, Inc. (the “Company”) appointed Jennifer Simon to serve as Chief Financial Officer of the Company, effective as of August 17, 2026 (the “Effective Date”). In this capacity, Ms. Simon will be the Company’s principal financial and accounting officer.
Ms. Simon, age 51, has served as Senior Vice President Finance of NextGen Healthcare since January 2026. Prior to becoming Senior Vice President Finance of NextGen Healthcare, Ms. Simon served in various finance roles at Quest Software from July 2022 to October 2025, most recently serving as Vice President of Finance, FP&A of Quest Software from June 2025 to October 2025, as well as interim Chief Financial Officer from March 2025 to June 2025. Prior to joining Quest Software, Ms. Simon served as Chief Financial Officer of Community Impact Newspaper from February 2016 to July 2022. She is a Certified Public Accountant in the state of Texas and holds both a Masters in Professional Accounting and a Bachelor of Business Administration from the University of Texas at Austin.
In connection with Ms. Simon’s appointment as Chief Financial Officer, on July 17, 2026, the Company entered an executive employment agreement with Ms. Simon (the “Employment Agreement”). The Employment Agreement contains compensation terms to begin on the Effective Date as follows: (i) an annual base salary of $350,000, (ii) eligibility for an annual bonus of up to 75% of base salary, upon achievement of performance objectives determined by the Board, (iii) a grant of 30,000 restricted stock units, which will vest in 12 equal installments over three years, subject to Ms. Simon’s continued service, and (iv) a grant of Performance-Based Restricted Stock Units (“PRSUs”), which will vest based on the achievement of performance goals established by the Board or the Compensation Committee of the Board, subject to Ms. Simon’s continued service, with 6,666 PRSUs eligible to vest at target performance and up to 25,000 PRSUs eligible to vest at maximum performance.
If Ms. Simon’s employment is terminated by the Company for cause or if she resigns without good reason, she will be entitled to (i) her accrued but unpaid base salary, (ii) accrued but unused vacation, (iii) unreimbursed business expenses and (iv) any other vested benefits in accordance with applicable plans. She will not be entitled to any additional compensation or benefits. If Ms. Simon’s employment is terminated by the Company without cause or if she resigns for good reason, she will be entitled to (i) continued payment of her base salary for twelve months following such termination and (ii) reimbursement of the employer portion of COBRA premiums for up to twelve months, subject to earlier cessation upon specified events. Any such severance payments and benefits are subject to Ms. Simon’s continued compliance with the Employment Agreement.
No family relationships exist between Ms. Simon and any of the Company’s directors or executive officers or any person nominated or chosen by the Company to become a director or executive officer. Other than with respect to the compensation matters, as described above, there are no arrangements or understandings between Ms. Simon and any other person pursuant to which Ms. Simon was selected as Chief Financial Officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Ms. Simon has or had a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.
On July 21, 2026, the Company issued a press release announcing the appointment of Ms. Simon as Chief Financial Officer. The text of the press release is attached as Exhibit 99.1 to this Form 8-K. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press Release of Upland Software, Inc. dated July 21, 2026
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Michael D. Hill
Michael D. Hill Chief Financial Officer
Date: July 21, 2026